UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 10, 2008
REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-51757 (Commission File Number)	16-1731691 (IRS Employer Identification No.)
1700 Pacific, Suite 2900
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (214) 750-1771
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On September 10, 2008, Standard & Poor’s Rating Services (“S&P”) announced that it assigned its BB- corporate credit rating to Regency Energy Partners L.P. (the “Partnership”) and withdrew its BB- corporate credit rating on operating subsidiary Regency Gas Services L.P. (“RGS”). S&P withdrew its credit rating on RGS and assigned it to the Partnership due to its expectation that all future debt issuances will occur at the Partnership. S&P has also revised its ratings outlook on the Partnership to negative from stable.
     Credit ratings reflect the views of the rating agencies. An explanation of the significance of a credit rating may be obtained from the applicable rating agency. Such ratings are not a recommendation to buy, sell or hold securities. Any rating can be revised upward or downward or withdrawn at any time by a rating agency if it decides that the circumstances warrant the change.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP
By:	Regency GP LP, its general partner

By:	Regency GP LLC, its general partner

By:	/s/ Dan A. Fleckman
Dan A. Fleckman
Executive Vice President and Chief Legal Officer

September 10, 2008